TONKON, TORP, GALEN, MARMADUKE & BOOTH
                       1600 Pioneer Tower
                      888 S.W. Fifth Avenue
                     Portland, Oregon  97204
                         (503) 221-1440


                                                      Exhibit 5.1




                          July 11, 1996



To the Board of Directors
of The Greenbrier Companies, Inc.
Suite 200
One Centerpointe Drive
Lake Oswego, OR  97035


	We have acted as counsel for The Greenbrier Companies, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, covering 60,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), available for purchase pursuant to the James-Furman Supplemental 1994 Stock Option Plan. We have reviewed the corporate action of the Company in connection with this matter and have examined and relied upon such documents, corporate records and other evidence as we have deemed necessary for the purpose of this opinion.

	Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when sold pursuant to the governing Plan, the Shares will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

				/s/ Tonkon, Torp, Galen,
				    Marmaduke & Booth